EXHIBIT 10.1

AIA Document A101-1997

Standard Form of Agreement Between Owner and Contractor

where the basis of payment is a STIPULATED SUM

AGREEMENT made as of the                Fourth                          day of  January

in the year of  Two   Thousand   and   Five

(In words, indicate day, month and year)

BETWEEN the Owner:

(Name, address and other information)

Blue Ridge Real Estate~~, Inc.~~ Company

P. 0. Box 707

Route 940 and Mosey Wood Road

Blakeslee, PA  18610

and the Contractor:

(Name, address and other information)

Barbaron,   Inc.

4411 E. Arlington Street

Inverness, FL  34453

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by The Associated General Contractors of America.

The Project is: (Name and location)

Jack Frost National Golf Club @ Boulder Creek Resorts

Blakeslee, PA

The Architect is:

(Name, address and other information)

Golf Strategies, LLC

737 Main Street

Suite 201

Safety Harbor, FL  34695

The Owner and Contractor agree as follows.

AIA Document A101™- 1997. Copyright ©1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967. 1974, 1977, 1980, 1987, 1991 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA* Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. Purchasers are permitted to reproduce ten (10) copies of this document when completed. To report copyright violations of AIA Contract Documents, e-mail The American Institute of Architects' legal counsel, copyright@aia.org.

ARTICLE 1   THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents other than Modifications, appears in Article 8. The terms and conditions of the “Special Conditions” shall supercede any other conflicting language in the Contract Documents.

ARTICLE 2  THE WORK OF THIS CONTRACT

The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.SEE   EXHIBIT   C

ARTICLE 3   DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

The date of commencement will be March 1, 2005 and fixed in a Notice To Proceed.

If, prior to the commencement of the Work, the Owner requires time to file mortgages, mechanic's liens and other security interests, the Owner's time requirement shall be as follows:

§ 3.2 The Contract Time shall be measured from the date of commencement.

§ 3.3 The Contractor shall achieve Substantial Completion of the entire Work not later than days

from the date of commencement, or as follows:

(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.)

November   4,   2005

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time or for bonus payments for early completion of the Work.)    For every day after November 4, 2005 which Contractor has failed to achieve Substantial Completion of the entire work, the Contract Sum shall be reduced by an amount of $500.00.

Owner and Contractor acknowledge that the damage from such delay in completion are difficult to measure and therefore have negotiated, stipulated and agreed that $500.00 a day is a fair and reasonable amount of liquidated damages to Owner for any such delay in completion.

ARTICLE 4  CONTRACT SUM

§ 4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract.  The Contract Sum shall be Two Million Seventy Nine Thousand Three Hundred Twenty Five and 00/100 Dollars ($2,079,325.00), subject to additions and deductions as provided in the Contract Documents.

AIA Document A101™- 1997. Copyright ©1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967. 1974, 1977, 1980, 1987, 1991 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA* Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. Purchasers are permitted to reproduce ten (10) copies of this document when completed. To report copyright violations of AIA Contract Documents, e-mail The American Institute of Architects' legal counsel, copyright@aia.org.

§ 4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when that amount expires)

The work is limited to the items bid on the Schedule of Unit Prices. (Exhibit A)

This is a Lump Sum Contract, unless otherwise noted.  Contract will be adjusted by change order only.

§ 4.3 Unit prices, if any, are as follows:

See Exhibit A - Schedule of Prices.

ARTICLE 5  PAYMENTS

§ 5.1 PROGRESS PAYMENTS

§ 5.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

25th  of the month

§ 5.1.3 Provided that an Application for Payment is received by the Architect not later than the        25th        day of a month, the Owner shall make payment to the Contractor not later than the    15th day of the following month.  If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than     twenty                           (20) days after the Architect receives the Application for Payment.

§ 5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

§ 5.1.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

AIA Document A101™- 1997. Copyright ©1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967. 1974, 1977, 1980, 1987, 1991 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA* Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. Purchasers are permitted to reproduce ten (10) copies of this document when completed. To report copyright violations of AIA Contract Documents, e-mail The American Institute of Architects' legal counsel, copyright@aia.org.

§ 5.1.6 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1       Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of           Five                         percent (      5%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.8 of A1A Document A201-1997;

.2      Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of    Zero percent (    0%);

.3      Subtract the aggregate of previous payments made by the Owner; and

.4       Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201-1997.

§ 5.1.7 The progress payment amount determined in accordance with Section 5.1.6 shall be further modified under the following circumstances:

.1       Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to the full amount of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work, retainage applicable to such work and unsettled claims; and (Section 9.8.5 of AIA Document A201-1997 requires release of applicable retainage upon Substantial Completion of Work with consent of surety, if any.)

.2      Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Section 9.10.3 of AIA Document A201-1997.

§ 5.1.8 Reduction or limitation of retainage, if any, shall be as follows:

(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Sections 5.1.6.1 and 5.1.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

Retainage shall not be released in any amount until all advance payments made by Owner have been credited to or applied to amounts owed by Owner to Contractor.

§ 5.1.9 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

§ 5.2 FINAL PAYMENT

§ 5.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

.1       the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

.2      a final Certificate for Payment has been issued by the Architect.

§ 5.2.2 The Owner's final payment to the Contractor shall be made no later than  ~~30~~ days after the issuance of the Architect's final Certificate for Payment, or as follows:

Final payment which includes all retainage amounts will be made within (15) fifteen days of Final Certificate for payment.

AIA Document A101™- 1997. Copyright ©1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967. 1974, 1977, 1980, 1987, 1991 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA* Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. Purchasers are permitted to reproduce ten (10) copies of this document when completed. To report copyright violations of AIA Contract Documents, e-mail The American Institute of Architects' legal counsel, copyright@aia.org.

ARTICLE 6   TERMINATION OR SUSPENSION

§ 6.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of A1A Document A201-1997.

§ 6.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997.

ARTICLE 7   MISCELLANEOUS PROVISIONS

§ 7.1 Where reference is made in this Agreement to a provision of AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (Insert rate of interest agreed upon, if any.)

Prime Rate of Interest ~~Plus 2%~~

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

§ 7.3 The Owner's representative is:

(Name, address and other information)

Patrick M. Flynn, President

Blue Ridge Real Estate, Inc.

P. 0. Box 707

Route 940 and Mosey Wood Road

Blakeslee, PA  18610

§ 7.4 The Contractor's representative is: (Name, address and other information)

Ronald Kitchen, Jr.,

President Barbaron, Inc.

4411 E. Arlington Street

Inverness, FL  34453

§ 7.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days written notice to the other party.

§ 7.6 Other  provisions:

AIA Document A101™- 1997. Copyright ©1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967. 1974, 1977, 1980, 1987, 1991 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA* Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. Purchasers are permitted to reproduce ten (10) copies of this document when completed. To report copyright violations of AIA Contract Documents, e-mail The American Institute of Architects' legal counsel, copyright@aia.org.

ARTICLE 8   ENUMERATION OF CONTRACT DOCUMENTS

§ 8.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

§ 8.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A101-1997.

§ 8.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA
Document A201-1997.

§ 8.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated

,
and are as follows

Document

Title

Pages

Exhibit A

Unit Price Schedule

1-4

Exhibit B

Golf Course Specifications

1-58

Exhibit C

Article 1 - Work of Contract

1

§ 8.1.4 The Specifications are those contained in the Project Manual dated as in Section 8.1.3, and are as follows: (Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section                                                   Title                                                 Pages

See Specifications Pages 25-58.

§ 8.1.5 The Drawings are as follows, and are dated

unless a different date is shown below:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number                                Title                                          Date

B-0.0                                   Title Page                               10-25-04

B-1.0                                   Site Plan                                 10-25-04

B-2.0 thru B-2.2                  Site Grading Plan                    10-25-04

B-3.0 thru B-3.2                  Site Grassing Plan                  10-25-04

B-4.0                                   Details                                     10-25-04

§ 8.1.6 The Addenda, if any, are as follows:

Number                                                   Date                                                 Pages

See e-mail dated November 11, 2004

See Answer to Questions.

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 8.

AIA Document A101™- 1997. Copyright ©1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967. 1974, 1977, 1980, 1987, 1991 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA* Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. Purchasers are permitted to reproduce ten (10) copies of this document when completed. To report copyright violations of AIA Contract Documents, e-mail The American Institute of Architects' legal counsel, copyright@aia.org.

§ 8.1.7 Other documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not pan of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be pan of the Contract Documents.)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

/s/ Eldon D. Dietterick

OWNER (Signature)

Eldon D. Dietterick

Exec. Vice President & Treasurer

(Printed name and title)

/s/ Ronald Kitchen, Jr.

CONTRACTOR (Signature)

Ronald Kitchen, Jr., President

(Printed name and title)

CAUTION: You should sign an original AIA Contract Document, on which this text appears in RED. An original assures that changes will not be obscured.

AIA Document A101™- 1997. Copyright ©1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1980, 1987, 1991 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA8 Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. Purchasers are permitted to reproduce ten (10) copies of this document when completed. To report copyright violations of AIA Contract Documents, e-mail The American Institute of Architects' legal counsel, copyright@aia.org.

NOTARY FOR OWNER:

Before the undersigned, Notary Public in and for Carbon County, State of Pennsylvania, personally appeared on the date set forth above Eldon D. Dietterick the person above subscribed, who, being duly sworn, did affirm and acknowledged that the foregoing statement is true, correct and complete and that said party is duly authorized to execute this document.

Acknowledged this 17th day of February, 2005

/s/ Mary M. Sweeney

Notary Public

My Commission Expires:

Notarial Seal

Mary M. Sweeney, Notary Public

Kidder Twp., Carbon County

My Commission Expires Apr. 23, 2005

Member Pennsylvania Association of Notaries

NOTARY FOR CONTRACTOR:

Before the undersigned Notary Public in and for Citrus County, State of Florida, personally appeared on the date set forth above Ronald Kitchen, Jr. the person above subscribed, who being duly sworn, did affirm and acknowledged that the foregoing statement is true, correct and complete and that said party is duly authorized to execute this document.

Acknowledged this 4th day of January, 2005.

/s/ Alana J. Frasier

Notary Public

My Commission Expires: Alana J. Frasier

Commission #DD119600

Expires May 21, 2006

Bonded Thru Atlantic Bonding Co., Inc.